Exhibit 99.1
PRESS RELEASE
Bell Microproducts Announces Agreement to be Acquired by Avnet
Company Also Updates Financial Outlook for Quarter Ending March 31, 2010
San Jose, California, March 29, 2010 — Bell Microproducts Inc. (NASDAQ:BELM) (“Bell”) announced today that it has entered into a definitive agreement to be acquired by Avnet, Inc. (“Avnet”) in an all cash merger for $7.00 per share. The total transaction value of approximately $594 million is based upon an equity value of approximately $252 million and a Bell debt position, at face value and net of cash, of $342 million at December 31, 2009. The acquisition has been approved by the Boards of Directors of both companies and is subject to the approval of Bell’s shareholders as well as customary regulatory approvals. The transaction is expected to close in 60 to 120 days.
Don Bell, founder and Chief Executive Officer of Bell, commented, “This transaction delivers excellent value to our shareholders while providing an enhanced platform from which our employees can continue Bell’s heritage of helping suppliers reach our served markets with increasingly complex solutions. Given the rising demands of global technology markets, the investment required to deliver leading edge technical support and competitive supply chain networks continues to grow. Avnet’s financial resources and global infrastructure will allow the Bell organization to deliver industry-leading value to our customers and continue our long history of growth and market share gains.”
Roy Vallee, Avnet’s Chairman and Chief Executive Officer, commented, “We are very excited about the opportunity to build additional scale and scope in storage and computing solutions as well as increase our presence in the fast-growing Latin America market. Bell’s position in datacenter products and embedded systems complements Avnet’s current strategies and creates opportunities for cross selling. Bell’s position as one of the leaders in hard disk drive distribution substantially increases Avnet’s exposure to this product segment which is currently focused on embedded computing. In support of our focus on value-added solutions distribution in North America, we intend to explore strategic alternatives for the single tier reseller business. The combination of Bell’s strong customer/supplier relationships and talented employees, coupled with our value based management culture and discipline, should allow us to achieve our stated return on capital goals on this transaction following the completion of the integration.”
Raymond James acted as a financial advisor and Jones Day acted as legal counsel to Bell in connection with this transaction.
Updated First Quarter 2010 Financial Outlook
Bell currently expects to generate first quarter 2010 sales of $795 million to $815 million, an increase of 11% to 14% from the first quarter of 2009, and on the high-end of the previous first quarter sales guidance of $780 million to $815 million. Further, management is anticipating a first quarter shift in product mix. Distribution sales are expected to be relatively strong and approximately flat with Q4 sales levels, representing an estimated increase of 17% to 20% from the first quarter of 2009. ProSys, the Company’s reseller division, is expected to generate lower than previously anticipated sales volumes, primarily due to seasonally lower purchases by a few large customers. Due to this product mix shift from higher margin single-tier sales and in part due to seasonality, the Company anticipates generating first quarter gross margins of between 8.5% and 9.0%, a decline from 9.4% in the fourth quarter of 2009.
Conference Call
A conference call relating to the announcement has been scheduled for today, March 29, 2010 at 8:30 AM EST (5:30 AM PST). Please dial (201) 689-8840 to listen to the call. In addition, a live internet broadcast will be available via Bell’s website at www.bellmicro.com. A replay will be available approximately 2-3 hours after the call ends. To access the replay, please dial 1-877-660-6853 or (201) 612-7415, account number 7815 and conference ID of 348184.
Forward Looking Statements
Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate” and similar statements of a future or forward-looking nature identify forward-looking statements. Statements regarding the merger, the closing of the merger and our first quarter 2010 financial outlook are forward-looking statements.
Forward-looking statements address matters that involve risks and uncertainties, for example, if we do not receive the required shareholder approval or the parties may fail to satisfy other conditions to closing, the transaction will not be consummated. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: our ability to comply with the financial covenants in our credit agreements; our ability to achieve cost reductions and other benefits in connection with our strategic initiatives; the circumstances resulting in the restatement of our historical financial statements and the material weaknesses in our internal control over financial reporting and in our disclosure controls and procedures; our ability to remain current in our SEC filings; loss or adverse effect on our supplier relationships; our ability to accurately forecast customer demand and order sufficient product quantities; competition in the markets in which we operate; the products we sell may not satisfy shifting customer demand; our reliance on third parties to manufacture the products we sell; our reliance on credit provided by our manufacturers to finance our inventory purchases; risks related to our substantial indebtedness, including the inability to obtain additional financing for our operations on terms acceptable to us or at all; limitations on our operating and strategic flexibility under the terms of our debt agreements; our ability to attract and retain qualified personnel; risks associated with doing business abroad, including foreign currency risks; our inability to identify, acquire and integrate acquired businesses; the outcome of any pending or future litigation or regulatory proceedings, including the pending French tax proceeding, the current shareholder lawsuit and any claims or litigation related to the restatement of our consolidated financial statements; the effects of a prolonged economic downturn; and our ability to reduce professional fees for audit, legal, tax and outside accounting advisor services.
For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Annual Report on Form 10-K for the year ended December 31, 2009.

About Bell
Bell Microproducts (NASDAQ:BELM) is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components, and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, the Company is one of the world’s largest storage-centric value-added distributors.
Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts website at http://www.bellmicro.com.
Contacts:

Bill Meyer	Nicole Noutsios
Chief Financial Officer	Investor Relations
Bell Microproducts Inc.	Bell Microproducts Inc.
(408) 436-4454	(510) 451-2952
bmeyer@bellmicro.com	ir@bellmicro.com

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